UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2017

EverBank Financial Corp

(Exact name of registrant as specified in its charter)

Delaware	001-35533	52-2024090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Riverside Ave., Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

904-281-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 8, 2017, the Board of Governors of the Federal Reserve System (“FRB”) announced that it has terminated its consent order against EverBank Financial Corp (the “Company”) related to residential mortgage loan servicing and foreclosure processing. In conjunction with the termination of the Company’s consent order, the Company was required by the FRB to pay a $1.8 million civil money penalty for its mortgage servicing deficiencies related to the consent order.

The Company and EverBank, a federal savings association and wholly owned subsidiary of the Company, each entered into a consent order with the Office of Thrift Supervision (“OTS”) on April 13, 2011 with respect to EverBank’s mortgage foreclosure practices and the Company’s oversight of those practices. The FRB succeeded the OTS with respect to the Company’s consent order, which was amended in October 2013, and the Officer of the Comptroller of the Currency (“OCC”) succeeded the OTS with respect to EverBank’s consent order, which was amended in October 2013 and June 2015. EverBank’s consent order was terminated by the OCC in January 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EverBank Financial Corp

	By:	/s/ Mark Baum
	Name:	Mark Baum
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary
Dated: June 9, 2017